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EXHIBIT 23.5

Consent of PricewaterhouseCoopers LLP

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sterling Financial Corporation of our report dated February 8, 2001 relating to the financial statements, which appears in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, CA
September 12, 2003

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  EXHIBIT 23.5